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                                                                    Exhibit 22.1


                          Subsidiaries of Registrant
                             BANCFIRST CORPORATION

                                 SUBSIDIARIES

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                                                          STATE OF                          PERCENTAGE
SUBSIDIARY NAME                                        INCORPORATION                       OF OWNERSHIP
BancFirst                                                 Oklahoma                            100.00%
Express Financial Corporation                             Oklahoma                            100.00%
Citibanc Insurance Agency, Inc.                           Oklahoma                            100.00%
BancFirst Agency, Inc.                                    Oklahoma                            100.00%
BancFirst Investment Corporation                          Oklahoma                            100.00%
First State Bank                                          Oklahoma                            100.00%
BFC Capital Trust I                                       Delaware                            100.00%
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